EXHIBIT 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 13, 2012 (the “Agreement”), is entered into by and among AmpliTech Group, Inc., a corporation organized under the laws of Nevada (the “Company”), Amplitech, Inc., a corporation organized under the laws of New York and the subsidiary of the Company (the “Subsidiary”), and the person identified as the “Noteholder” on the signature page hereto (the “Noteholder”, and together with the Company and the Subsidiary, the “Parties”).

RECITALS

WHEREAS, the Noteholder is the holder of a 8.0% convertible promissory note issued by the Subsidiary attached hereto as Exhibit A (the “Original Note”);

WHEREAS, the Company, the Company’s principal shareholders, the Subsidiary and the Subsidiary’s shareholders executed an share exchange agreement, pursuant to which the Company acquired all of the issued and outstanding membership interests of the Subsidiary in exchange for 16,675,000 shares of the Company’s common stock (the “Securities Exchange”) which shares constituted approximately 94% of our issued and outstanding shares of common stock on a fully diluted basis as of and immediately after the consummation of the Securities Exchange;

WHEREAS, the Subsidiary desires to assign and transfer and the Company desires to assume and accept certain the obligations and rights (the “Assigned and Assumed Obligations and Rights”) under the Original Note that survived the Exchange (as defined below) and set forth in the Exchange Note (as defined below); and

WHEREAS, the Noteholder desire to consent the assignment and assumption the Original Note between the Subsidiary and the Company and exchange the Original Note for a new 8% convertible note issued by the Company attached hereto as Exhibit B (the “Exchange Note”); and

NOW, THEREFORE, in consideration of the premises, and of mutual covenants contained herein and the mutual benefits to be derived therefrom, the Parties agree as follows:

ARTICLE 1
ASSIGNMENT AND ASSUMPTION

1.1 Assignment and Assumption. The Subsidiary hereby irrevocably assigns to the Company, and the Company hereby irrevocably assumes from the Subsidiary (a) the Assigned and Assumed Obligations and Rights under the Original Note, and (b) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Subsidiary against any person, whether known or unknown, arising under or with respect to the Assigned and Assumed Obligations and Rights under the Original Note, or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the Assigned and Assumed Obligations and Rights pursuant to this Agreement (together with “the Assigned and Assumed Obligations and Rights” as the “Assigned Interest”).  Assignee hereby accepts the assignment of the Assigned Interests.

1.2 Consent to Assignment and Assumption.  The Company hereby irrevocably consents to the assignment and assumption of the Assigned Interests pursuant to Section 1.1 this Agreement.

ARTICLE 2
EXCHANGE

2.1 Exchange. Each of the Company, the Subsidiary and the Noteholder hereby agree to exchange the Original Note for the Exchange Note (the “Exchange”) and to take all actions necessary to consummate the Exchange.

2.2 Cancellation and Issuance.

2.2.1 Upon execution of this Agreement by the Parties, the Exchange shall be effective, the notes representing the Original Note will be deemed cancelled and the Exchange Note shall be deemed issued;

2.2.2 On or as soon as practicable after the execution of this Agreement by the Parties, the Noteholder shall surrender to the Company for cancellation the notes representing the Original Note, which the Company shall promptly cancel, and upon cancellation thereof the Company shall execute and deliver to the Noteholder an executed copy of the Exchange Note.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Noteholder that:

3.1 Organization, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 Conversion Shares. All shares of common stock, par value $0.001 (the “Common Stock”) of the Company which may be issued upon the conversion of the Exchange Note (the "Conversion Shares”), upon issuance in accordance with the terms of the Exchange Note, will be duly authorized, validly issued, fully paid and non-assessable.

3.3 Authority. The execution, delivery and performance of, and compliance with this Agreement by all necessary corporate action on the part of the Company. The Transaction Documents are valid and binding agreements of the Company and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES BY THE NOTEHOLDER

The Noteholder hereby represents and warrants to the Company that:

3.1 Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance of, and compliance with, this Agreement has been duly authorized by all necessary action on the part of the Noteholder. The Agreement is a party are valid and binding agreements of the Noteholder, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2 Ownership. The Noteholder is the sole record and beneficial owner of the Original Note and has good title to the Original Note free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, conditional sales contract, transfer restriction, right of first refusal, voting trust agreement, preemptive right, or other adverse claim, defect of title, limitation or restriction of any type or nature whatsoever.

3.3 Access. The Noteholder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Noteholder has had full opportunity to seek the advice of independent counsel with respect to the Exchange and the tax risks and implications thereof.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Nevada without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of Nevada or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of any federal court in the United States and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each Party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.2. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6.2 Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)   If to the Company:

AmpliTech Group, Inc.
35 Carlough Rd. #3
Bohemia, NY 11716
Attn:  President

(b)   If to the Subsidiary:

AmpliTech Group, Inc.
35 Carlough Rd. #3
Bohemia, NY 11716
Attn:  President

(c)   If to the Noteholder:

[_________________]
__________________
__________________
Attention:  _________

6.3 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either Party hereto or to any such agreement or instrument, the other Party hereto or thereto shall re-execute original forms thereof and deliver them to the other Party. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.4 Entire Agreement. The Agreement embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. The Agreement supersedes all prior agreements and understandings between the Parties with respect to such transactions. The Parties hereby acknowledge that the terms and language of the Agreement were the result of negotiations among the Parties and, as a result, there shall be no presumption that any ambiguities in the Agreement shall be resolved against any particular Party. Any controversy over construction of the Agreement shall be decided without regard to events of authorship or negotiation.

6.5 Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

6.6 Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Subsidiary and the Noteholder.

6.7 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable law in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Exchange is not affected in any manner materially adverse to any Party, (a) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (b) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the Exchange is fulfilled to the fullest extent possible.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

Company:

AMPLITECH GROUP, INC.

By:
Name	Fawad Maqbool
Title	President and Chief Executive Officer

Subsidiary:

AMPLITECH, INC.

By:
Name	Fawad Maqbool
Title	President and Chief Executive Officer

Noteholder:

By:
Name
Title

Exhibit A

Original Note

Exhibit B

Exchange Note